Exhibit 10.3

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS ([***]), HAS BEEN OMITTED BECAUSE

THE INFORMATION (I) IS NOT MATERIAL AND

(II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

TRANSITION SERVICES AGREEMENT
BETWEEN
ELI LILLY AND COMPANY
AND
AMPHASTAR PHARMACEUTICALS, INC.
DATED AS OF
June 30, 2023

TABLE OF CONTENTS

Page

Article I DEFINED TERMS1

Article II SERVICES4

2.1.Provision of Services4

2.2.Standard of Performance5

2.3.Third Party Services5

2.4.Third Party Consents5

2.5.Transitional Nature of Services6

2.6.Personnel6

2.7.Location of Services Provided; Travel Expenses6

2.8.Supply of Lilly Sold Product6

2.9.Distribution7

2.10.Distribution Activities8

2.11.Regulatory8

2.12.Promotion; Marketing and Promotional Materials9

2.13.Transition Managers9

2.14.Transition Steering Committee10

2.15.Data Privacy10

2.16.Dependence on Recipient10

2.17.Cooperation11

2.18.Exclusions11

2.19.Force Majeure11

Article III Recalls12

3.1.Recalls12

Article IV IT SYSTEMS12

4.1.No Transfer of IT Systems12

Article V TERM12

5.1.Transition Period12

5.2.Request for Extension of Services12

Article VI CONSIDERATION AND PAYMENT13

6.1.Service Charges13

6.2.Sales Taxes13

6.3.Statement of Services Charges and Reimbursable Costs13

6.4.Payments14

6.5.Interest on Late Payments14

6.6.Supporting Information14

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Article VII WITHHOLDING AND VAT15

7.1.General15

7.2.Withholding15

7.3.VAT16

Article VIII OWNERSHIP OF ASSETS; INTELLECTUAL PROPERTY16

8.1.Ownership; Delivery16

8.2.Limited License to Lilly17

Article IX TERMINATION17

9.1.Termination of Services17

9.2.Termination Events18

9.3.Rights and Duties of Parties Upon Termination or Expiration18

Article X CONFIDENTIALITY18

10.1.Confidentiality18

10.2.Permitted Disclosures19

Article XI LIMITATION OF LIABILITY; INDEMNIFICATION19

11.1.Liability Cap19

11.2.Limitation on Damages19

11.3.Legal Remedies20

11.4.Indemnity20

Article XII OTHER PROVISIONS21

12.1.Governing Law21

12.2.Compliance with Applicable Laws21

12.3.Dispute Resolution21

12.4.Assignment22

12.5.No Third Party Beneficiaries22

12.6.Relationship of the Parties22

12.7.Performance by Affiliates22

12.8.Amendments23

12.9.Notices23

12.10.Survival24

12.11.Incorporation from Asset Purchase Agreement24

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EXHIBITS

Exhibit A1Services

Exhibit A2Excluded Services

Exhibit BNet Economic Benefit

Exhibit CRebates, Chargebacks and Other Financial Matters

Exhibit D Distribution End Date

Exhibit EAdditional Definitions

Exhibit FPrice Mechanics

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TRANSITION SERVICES AGREEMENT

THIS TRANSITION SERVICES AGREEMENT (this “Agreement”), dated as of June 30, 2023 (the “Closing Date”), is by and between Eli Lilly and Company, an Indiana corporation (“Lilly”), and Amphastar Pharmaceuticals, Inc., a Delaware corporation (“Recipient”). Each of Lilly and Recipient may be referred to individually as a “Party” and collectively as the “Parties.”

WHEREAS, Lilly and Recipient have entered into that certain Asset Purchase Agreement dated as of April 21, 2023 (the “Asset Purchase Agreement”); and

WHEREAS, following the consummation of the transactions contemplated by the Asset Purchase Agreement, as an accommodation to Recipient, Lilly has agreed to perform (and where applicable, procure the performance of) certain Services (as defined below) for the benefit of Recipient, subject to the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the foregoing, the covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

Article I
DEFINED TERMS

Capitalized terms used but not defined herein will have the meanings set forth in the Asset Purchase Agreement, as applicable. In addition to those terms defined above and elsewhere in this Agreement, for purposes of this Agreement, the following terms will have the meanings set forth below.

“Confidential Information” means all nonpublic information or materials received or otherwise obtained or observed by or on behalf of a Party or its Affiliates (“Receiving Party”) by or on behalf of the other Party or its Affiliates (“Disclosing Party”) in connection with this Agreement, including technical and non-technical data, know-how, methods, operational information, procedures, and processes, in each case regardless of whether such information is identified as confidential, but excluding any information that is (i) generally available to and known by the public, other than as a result of a breach of this Agreement by the Receiving Party, (ii) the Receiving Party acquires from a Third Party without any duty of confidentiality to the Disclosing Party, (iii) is independently developed or acquired, without reference to or use of the Disclosing Party’s Confidential Information, or (iv) is already known by the Receiving Party at the time of disclosure, without duty of confidentiality to the Disclosing Party.

“Disability” has the meaning set forth in Section 2.19.

“Dispute” has the meaning set forth in Section 12.3.1.

“Distribution End Date” means, with respect to each country in the Supply Territory, the date set forth for such country on Exhibit D (Distribution End Date) hereto, as such date may be modified by the Transition Managers in accordance with Section 2.13.

“Distribution Period” means, with respect to each country in the Supply Territory, the period that commences on the Closing Date and ends on the applicable Distribution End Date for such country.

“Entity” means any corporation (including any nonprofit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust or company (including any limited liability company or joint stock company) or other similar entity.

“Excluded Services” means any services of the nature described in Exhibit A2 (Excluded Services) hereto.

“Good Industry Practice” means the exercise of reasonable skill, care, prudence, efficiency, foresight and timeliness which would be expected from a prudent and experienced Person providing services in the nature of the relevant Services.

“Intellectual Property Rights” means all trademarks, patents, trade dress, service marks, domain names, business names, copyrights (or rights in any of the foregoing, as applicable) and any other intangible property, and all applications and registrations therefor, and all inventions, know-how, trade secrets, and other intellectual property and proprietary rights arising under any jurisdiction.

“Interest Rate” has the meaning set forth in Exhibit E (Additional Definitions) hereto.

“Internal Compliance Codes” means a Party’s internal policies and procedures intended to ensure that a Party complies with applicable Laws and such Party’s internal ethical, medical, and similar standards.

“IT Systems” means Recipient’s IT Systems or Lilly’s IT Systems, as the context requires.

“Liability Cap” has the meaning set forth in Exhibit E (Additional Definitions) hereto.

“Lilly Indemnified Party(ies)” has the meaning set forth in Section 11.4.1.

“Lilly Sold Product” has the meaning set forth in Section 2.8.

“Lilly TSA License” has the meaning set forth in Section 8.2.

“Lilly’s IT Systems” means all communication systems and computer systems used by Lilly (or any of Lilly’s Affiliates) including all hardware and software and elements of the systems that are used (or shared) by Lilly or its Affiliates, but excluding networks generally available to the public.

“Management Representative(s)” has the meaning set forth in Section 12.3.1.

“Marketing Authorization” has the meaning set forth in the Manufacturing Services Agreement.

“Marketing Authorization Transfer Date” means, on a country-by-country basis, the effective date of transfer of the applicable Marketing Authorization(s) as specified in Exhibit C (Marketing Authorization Transfer Plan) to the Manufacturing Services Agreement, with respect to Product for the applicable country, to Recipient or its designated Affiliate.

“Payment Currency” means United States Dollars or U.S. Dollars.

“Person” means any individual, Entity or Governmental Authority.

“Proceeding” means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation that is, has been or may in the future be commenced, brought, conducted or heard at law or in equity or before any Governmental Authority.

“Product” means a powdered formulation (containing glucagon for nasal administration and the related unit dose system for powder) marketed for sale to consumers as of the Closing Date as BAQSIMI® of a SKU set forth on Exhibit M (Product SKUs and Description) to the Manufacturing Services Agreement. For clarity, the Demo Version (as defined in the Asset Purchase Agreement) does not constitute Product.

“Recall Adjustment” has the meaning set forth in Section 3.1.

“Recipient Dependent Element” has the meaning set forth in Section 2.16.1.

“Recipient Indemnified Party(ies)” has the meaning set forth in Section 11.4.2.

“Recipient’s IT Systems” means all communication systems and computer systems used by Recipient (or any of Recipient’s Affiliates) including all hardware, software and websites and elements of the systems that are used (or shared) by Recipient or its Affiliates, but excluding networks generally available to the public.

“Regulatory Services” has the meaning set forth in Section 2.11.1.

“Sales Taxes” has the meaning set forth in Section 6.2.

“Service Charge(s)” means the service charge(s) set forth in respect of each Service or group of Services set forth on any Exhibit (including Exhibit A1 (Services) hereto), for clarity, which may include hourly fees (such as FTE fees), flat fees (such as monthly fixed fee), percentage of Net Sales fees, or out of pocket pass-through of direct costs, as applicable.

“Services” means the transitional services to be provided by Lilly, whether itself or through its Affiliates, under this Agreement (including Exhibit A1 (Services) hereto) including the arrangements set forth on Exhibit A1 hereto, which Exhibit may be modified by mutual agreement of the Transition Managers in accordance with Section 2.13, but in all cases excluding the Excluded Services.

“Services Standard” has the meaning set forth in Section 2.2.

“Subpoena” has the meaning set forth in Section 10.2.1.

“Supply Territory” has the meaning set forth in the Manufacturing Services Agreement.

“Tax” means all taxes, levies, duties, imposts, charges and withholdings of any nature whatsoever together with all penalties, charges and interest relating to any of them or to any failure to file any return required for the purposes of any of them.

“Tax Authority” means any taxing or other authority competent to impose any liability in respect of Tax or responsible for the administration or collection of Tax or enforcement of any law in relation to Tax.

“Third Party Agreement” means any Third Party agreement or license, which Lilly or any of its Affiliates is a party to or has the benefit of, and which is required to enable Lilly to deliver, or is otherwise used by Lilly in the delivery of, the Services.

“Third Party Consent” has the meaning set forth in Section 2.4.1.

“Third Party Dependent Element” has the meaning set forth in Section 2.4.2.

“Transition Manager” has the meaning set forth in Section 2.13.

“Transition Period” has the meaning set forth in Section 5.1, as may be extended, on a Service-by-Service basis, in accordance with Section 5.2.

“Transition Steering Committee” or “TSC” has the meaning set forth in Section 2.14.

“TSA Product Intellectual Property Rights” means all Intellectual Property Rights primarily related to the Product, excluding all trademarks, trade dress, service marks, domain names, business names, or other sources of indicia or origin, that are generated in connection with activities under this Agreement by either Party, solely or jointly with others.

“VAT” means value-added Tax.

“Withholding Agent” has the meaning set forth in Section 7.2.

Article II
SERVICES
2.1.Provision of Services. Subject to the terms and conditions contained in this Agreement (including all Exhibits hereto), for clarity, including Recipient’s obligations under Section 2.16 herein and Exhibit A1 (Services) hereto, on a Service-by-Service basis, during the applicable Transition Period, Lilly (whether itself or through its Affiliates) will provide or cause to be provided to Recipient the Services. For the avoidance of doubt, Lilly shall have no obligation to provide or cause to be provided to Recipient any services other than Services as specified in this Agreement (including Exhibit A1 hereto) or otherwise agreed to in writing (including by electronic transmission such as email) by Lilly and Recipient. Notwithstanding anything to the contrary herein, neither Lilly nor any of its Affiliates will be required to perform or to cause to be performed any of the Services for the benefit of any Person other than Recipient and its Affiliates, nor to provide any Excluded Services. Lilly shall have no obligation to provide or cause to be provided to Recipient any Services in excess of the applicable maximum FTE hours set forth on Exhibit A1 hereto for the applicable Service during the applicable Transition Period; provided that, in accordance with this Agreement including Exhibit A1 hereto (including under the heading “Additional Services”), the Transition Managers may, on behalf of the respective Parties, agree in writing (including by electronic transmission such as email) in accordance with Section 2.13 to the provision and receipt of additional Services for a Service Charge that may be different from the corresponding Service Charge set forth in Exhibit A1 hereto for the applicable Services during the applicable Transition Period. If there is any inconsistency between the terms of Exhibit A1 hereto and the terms of this Agreement, the terms of this Agreement shall govern.

2.2.Standard of Performance. Subject to the terms and conditions of this Agreement including Exhibit A1 (which sets forth certain limitations and conditions with respect to the applicable Services) hereto, Lilly will provide, whether itself or through its Affiliates or subcontractors, the Services: (i) in accordance with applicable Law; (ii) in accordance with this Agreement, including Exhibit A1 hereto; (iii) in accordance with Good Industry Practice; (iv) using, in all material respects, the same degree of skill, quality and care utilized by Lilly or its Affiliates or their subcontractors in performing such activities for Lilly with respect to the Business in the [***]-month period prior to the signing of the Asset Purchase Agreement, (v) where applicable, to a standard that is not lower than the standard to which Lilly supplies the relevant Service to itself and (vi) in compliance with its Internal Compliance Codes (the foregoing clauses (i) through (vi) collectively, the “Services Standard”). Under no circumstances will Lilly, its Affiliates or their subcontractors be held accountable to a greater standard of care or skill than the Services Standard in performing the Services. NEITHER LILLY NOR RECIPIENT NOR ANY OF THEIR AFFILIATES MAKE ANY REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OR TITLE, OR ANY WARRANTY THAT MAY ARISE AS A COURSE OF DEALING OR USAGE OF TRADE, WITH RESPECT TO THE SERVICES, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT.
2.3.Third Party Services. Recipient acknowledges and agrees that certain of the Services may have been provided and will continue to be provided to Recipient through Third Parties designated by Lilly. Lilly will have the right to subcontract or outsource any of its obligations and the performance of any Services hereunder to any of its Affiliates or to any Third Party, provided that Lilly shall obtain Recipient’s consent prior to engaging any such Third Party that was not engaged by Lilly (or any of Lilly’s Affiliates) in the Business for such activity prior to the Closing (which consent shall not be unreasonably withheld).
2.4.Third Party Consents
2.4.1.To the extent that any permit, agreement or consent is required from a Third Party, whether under a Third Party Agreement or otherwise, in order for Lilly or its Affiliates (as applicable) to provide any of the Services (a “Third Party Consent”), then Lilly will (at the cost of Recipient, including Third Party costs) use commercially reasonable efforts to obtain such Third Party Consent; provided, however, that under no circumstances will Lilly be obligated to provide a Service if: (i) Lilly is unable to obtain necessary consents, licenses and approvals relating to such Service on commercially reasonable terms or (ii) in order to provide such Service, Lilly will have an obligation to make any payments to any Third Party or incur any obligations in respect of any such consents, licenses or approvals, which payments or other obligations are not fully borne by Recipient. Lilly represents and warrants that, to the knowledge of Lilly, as of the Closing Date, there are no Third Party Consents or as disclosed in Section 5.3 (No Conflicts) of the Disclosure Schedule to the Asset Purchase Agreement.  Lilly shall promptly notify Recipient of any Third Party Consent after its awareness of any such Third Party Consent.
2.4.2.Where a Third Party Consent or Third Party Agreement is required in order for Lilly to provide any element of the Services (“Third Party Dependent Element”) and: (i) that Third Party Consent either has not been obtained (notwithstanding compliance by Lilly with Section 2.4.1), or has expired or been terminated or been revoked; or (ii) that Third Party Agreement terminates or expires; then Lilly will not be obliged to provide the Third Party

Dependent Element, provided that Lilly shall continue to use commercially reasonable efforts to obtain such Third Party Consent or renewal or extension of such Third Party Agreement, or an equivalent thereof.
2.4.3.Subject to Section 2.5, where Lilly is not obliged to provide a Third Party Dependent Element or perform an obligation under this Agreement pursuant to Section 2.4.2, Lilly shall use commercially reasonable efforts (acting reasonably and in good faith) to source and agree to a reasonable interim solution with an alternative supplier. The costs relating to any such solution will be borne by Recipient, subject to that solution and the costs having been approved in writing (including by electronic transmission such as email) by Recipient in advance. If Recipient does not accept the reasonable interim solution with an alternative supplier which is proposed by Lilly, then Lilly will have no further obligation to provide the Third Party Dependent Element or any alternative service hereunder.
2.5.Transitional Nature of Services. Recipient acknowledges and agrees that Lilly is not in the business of providing services to Third Parties and that the Services are intended only to be transitional in nature, and will be furnished by Lilly only during the applicable Transition Period solely for the purpose of accommodating Recipient in connection with the transactions contemplated by the Transaction Agreements. Recipient acknowledges that the Services are being furnished in support of Recipient’s personnel and, without limiting Lilly’s obligations to perform the Services, under no circumstances will Lilly be required to fulfill or serve as a substitute for any personnel role of Recipient. Recipient will use commercially reasonable efforts to transition the Services to its own internal organization or obtain alternate third-party sources to provide such services and end its reliance on Services as provided hereunder. Recipient acknowledges and agrees that Lilly (whether itself or through its Affiliates) may make changes from time to time in the manner of performing the Services if Lilly is making or would make similar changes in performing similar services for Lilly itself or its applicable Affiliates; provided that such changes do not materially adversely affect the Services provided under this Agreement.
2.6.Personnel. Lilly will have the sole authority to select, employ, supervise, direct and terminate all personnel providing the Services hereunder. Lilly does not guarantee any specific employees being available to provide any Services and shall have the sole authority to replace any employee providers with respect to any Services. Under no circumstances will Recipient be deemed a joint employer or co-employer of any of Lilly’s employees, if any, who are providing Services under this Agreement.
2.7.Location of Services Provided; Travel Expenses. Lilly (whether itself or through its Affiliates) will provide the Services to Recipient from locations of Lilly’s choice in its sole discretion, unless (a) the applicable Services are required to be performed at a specific location identified in Exhibit A1 (Services) hereto or (b) the Parties otherwise mutually agreed in writing (including by electronic transmission such as email) on an mutually agreed location. Should the provision of Services require any personnel of Lilly to travel from his or her employment location, Recipient will reimburse Lilly for all reasonable travel-related costs, to the extent such travel and travel expenses have been pre-approved in writing (including by electronic transmission such as email) by Recipient.
2.8.Supply of Lilly Sold Product. On a country-by-country basis, during the applicable Distribution Period for a country in the Supply Territory, Lilly shall manufacture and supply or procure the manufacture and supply of finished Product for distribution by Lilly or its Affiliate, distributor or (sub)contractor hereunder in such country for the benefit of

Recipient (such Product, “Lilly Sold Product”), subject to the terms of this Section 2.8 and Section 9.3.2.

2.8.1.All Lilly Sold Product will be Lilly Labeled Product unless otherwise agreed by the Parties in writing. Recipient shall not have any right hereunder to request changes to the product labeling for Lilly Sold Product (but, for clarity, this is not intended to limit Section 2.8(a) of the Manufacturing Service Agreement as it relates to Product supplied thereunder), and notwithstanding anything to the contrary in this Agreement, Lilly shall not have any obligation hereunder to supply any SKU unless such SKU is listed on Exhibit M (Product SKUs and Description) to the Manufacturing Services Agreement or supply Product for any country outside of the Supply Territory.
2.8.2.Lilly shall supply and manufacture Lilly Sold Product consistent with the allocation of Lilly Sold Product under the Forecast, including the Lilly Initial Forecast (set forth on Exhibit D to the Manufacturing Services Agreement), for the countries in the Supply Territory (such allocation to be mutually agreed by the Parties pursuant to Section 2.2(a) of the Manufacturing Services Agreement), on a country-by-country basis, prior to the applicable Distribution End Date. Portions of such Lilly Initial Forecast with respect to Product to be sold by Lilly under this Agreement may be updated by Lilly prior to or on the Closing Date and, after the Closing Date, may be modified by mutual written agreement of the Project Leaders (as defined in the Manufacturing Services Agreement) in accordance with Section 7.13 of the Manufacturing Services Agreement. The Lilly Initial Forecast shall be prepared by Lilly in good faith based on Lilly’s then-current historical demand and estimated future demand for the Product in the Supply Territory in accordance with the Manufacturing Services Agreement.
2.8.3.Section 2.12 (Product Warranty) of the Manufacturing Services Agreement, the Quality Agreement, and the Pharmacovigilance Agreement are hereby incorporated by reference with respect to Lilly Sold Product, mutatis mutandis.
2.8.4.After the applicable Distribution End Date for a country, Lilly’s responsibilities, if any, to manufacture and supply Product for such country shall be solely as set forth in the Manufacturing Services Agreement.
2.9.Distribution
2.9.1.Recipient, for itself and on behalf of its applicable Affiliates, hereby designates Lilly and its applicable Affiliates as Recipient’s distributor of the finished Product in each country in the Supply Territory and Lilly, for itself and on behalf of its applicable Affiliates, hereby accepts such designation. Lilly or its designated Affiliate(s) acting as appointee of Lilly, on behalf of Recipient, shall, subject to the Services Standard set forth in Section 2.2, distribute and sell the finished Product in each country in the Supply Territory until the applicable Distribution End Date.  If the Marketing Authorization Transfer Date occurs prior to the Distribution End Date for a country in the Supply Territory, Recipient or its applicable Affiliate or other designee shall make any filings with Governmental Authorities in such country required under applicable Law for Lilly or its Affiliate or such other designee to distribute finished Product on behalf of Recipient in such country until the Distribution End Date therefor.  For countries in which a Third Party distributes the Product on behalf of Lilly or its Affiliates, Lilly will use commercially reasonable efforts to align the removal of the Product from any Third Party distribution Contracts (or the termination of such Contracts, as applicable), and Recipient will assist in the same as reasonably requested by Lilly or any of its applicable Affiliates, as closely as reasonably practicable with the anticipated applicable Distribution End Date for the applicable country.
2.9.2.Unless otherwise agreed by the Transition Managers in accordance with Section 2.13, Recipient shall not, and shall cause its Affiliates, licensees and sublicensees not to, distribute or sell finished Product in any country in the Supply Territory prior to the applicable Distribution End Date for such country. Recipient shall assume responsibility for distribution and sale of Product on a country-by-country basis from and after the applicable Distribution End Date for each country in the Supply Territory.
2.9.3.The Parties agree to the terms set forth in Exhibit F.
2.10.Distribution Activities. During the applicable Distribution Period for each country in the Supply Territory, Lilly shall, subject to the Services Standard set forth in Section 2.2, continue to process customer orders (including billing and collection) for the finished Product in such country and prepare and ship inventory of such finished Product in such country, in each case, solely as set forth under the heading “Commercial Operations” in Exhibit A1 (Services) hereto. For the avoidance of doubt, Lilly’s sole financial payment obligation to Recipient with respect to amounts earned by Lilly on the sale of a Lilly Sold Product shall be to make the Net Economic Benefit payment in accordance with Exhibit B (Net Economic Benefit) hereto.
2.11.Regulatory
2.11.1.For clarity, under and in accordance with Section 2.3 and Section 8.3 of the Asset Purchase Agreement, Recipient shall assume all regulatory and compliance responsibilities with respect to the Product from and after the applicable Marketing Authorization Transfer Date for such country. Prior to such assumption of responsibility by Recipient for countries in the Supply Territory for which Lilly or its Affiliate holds the applicable Marketing Authorization prior to the applicable Distribution End Date, on a country-by-country basis during the applicable Transition Period, Lilly shall continue to be responsible for the regulatory and compliance Services identified under the heading “Regulatory” in Exhibit A1 (Services) hereto (such Services, the “Regulatory Services”).  In connection with performing the Regulatory Services, Lilly and its Affiliates may, but shall not be obligated to, generate any data that did not exist as of the Closing Date other than such data generated in the course of Lilly’s conduct of the Clinical Studies (as defined in the Manufacturing Services Agreement)that Lilly is required to conduct.  For the sake of clarity and notwithstanding the foregoing, except as expressly set forth under the heading “Regulatory” in Exhibit A1 hereto or in the Asset Purchase Agreement, nothing contained herein or in Exhibit A1 hereto shall require Lilly or any of its Affiliates to, at any time, (a) prepare, maintain or obtain any licenses, registrations or governmental authorizations necessary for the exploitation or manufacture of the Product by Recipient or any of its Affiliates from and after the Closing Date or (b) assist or otherwise participate in the amendment or supplementation of any Marketing Authorizations or otherwise participate in any filings or other activities relating to the Marketing Authorizations other than as necessary to effect the transfer thereof to Recipient pursuant to Section 4.3 of the Manufacturing Services Agreement and the Marketing Authorization Transfer Plan.
2.11.2.As between the Parties, neither Lilly nor any of its Affiliates shall be required to perform any Regulatory Services for (a) any country in the Supply Territory following the applicable Distribution End Date for such country, except in connection with the performance of support for the U.S. Pediatric Study and the transfer of the U.S. IND, in each case referenced in Exhibit A1 hereto, or (b) any Withdrawal Territory (as defined in the Manufacturing Services Agreement).
2.12.Promotion; Marketing and Promotional Materials
2.12.1.Marketing or Promotional Activities. Recipient, for itself and on behalf of its applicable Affiliates, hereby authorizes and appoints Lilly to conduct, whether itself or through its Affiliates, any marketing or promotional activities with respect to the Product (a) in the Supply Territory until the applicable Distribution End Date with respect to such country and (b) after the applicable Distribution End Date, in each case ((a) or (b)), solely as set forth under the heading “Sales and Marketing” in Exhibit A1 (Services) hereto. For clarity, nothing in this Agreement shall require Lilly or any of its Affiliates to conduct any marketing or promotional activities with respect to the Product outside of the Supply Territory at any time from and after the Closing Date.
2.12.2.Recipient’s Covenants. Recipient shall not, and shall cause its Affiliates, licensees, sublicensees and distributors not to, (a) create any new marketing or promotional materials (including without limitation any payor materials, medical affairs materials, labeling, packaging or other written materials, educational materials, sales materials, promotional materials or other marketing materials) or derivative works of Lilly’s or any of its Affiliates’ marketing or promotional materials, in either case, that contain any Lilly Retained Names and Marks (as set forth on Exhibit P to the Manufacturing Services Agreement); (b) adopt, use, register or seek to register any Trademark and Domain Names or any social media identifier that contains a term, that is substantially similar to, confusingly similar to or dilutive of any of Lilly Retained Names and Marks (together with all variations, translations, transliterations and acronyms thereof); or (c) except pursuant to a Transaction Agreement, use any Lilly Retained Names and Marks in connection with the Product. On a country-by-country basis, in no event later than the applicable Distribution End Date for each country in the Supply Territory unless, and solely in the case of the packaging and labeling of Product supplied by Lilly (for clarity, not including any promotional materials), the end of the Wind-Down Period as contemplated under Section 4.2(a) of the Manufacturing Services Agreement, Recipient shall (i) cease or cause to cease all uses of Lilly Retained Names and Marks on any marketing or promotional materials with respect to the Product and (ii) remove or obliterate, or cause the removal or obliteration of, all Lilly Retained Names and Marks from any existing stocks of marketing or promotional materials with respect to the Product. On a country-by-country basis, as promptly after the Closing Date as is reasonably practicable, but in no event later than the applicable Marketing Authorization Transfer Date for each country in the Supply Territory, Recipient shall use commercially reasonable efforts to create and use new marketing and promotional materials for the Product that do not contain any Lilly Retained Names and Marks. For clarity, nothing contained in this Agreement shall be deemed to require Lilly or any of its Affiliates to assist Recipient or any of its Affiliates in any respect with the preparation of Recipient’s or its Affiliates’ marketing or promotional materials with respect to the Product.
2.13.Transition Managers. Each Party will designate a representative of such Party (who is suitably qualified and has the requisite authority) to act as its transition manager under this Agreement (each, a “Transition Manager”). Each Party will notify the other Party of its Transition Manager within [***] Business Days of the Closing Date and may replace its Transition Manager at any time upon prior written notice to the other Party. The Transition Managers will manage their respective Party’s internal activities and coordinate communication between the Parties for the activities contemplated by this Agreement

(including all Exhibits hereto). The Transition Managers will (a) review, consider for modification, and if so agreed, modify any Exhibits hereto, in writing (including by electronic transmission such as email), during the term of this Agreement and (b) serve as the primary contact points for the resolution of any issues or potential disputes that may arise during the performance of this Agreement, with the intent of averting the escalation of such issues or potential disputes. The Transition Managers will meet at least monthly during the term of this Agreement in person or virtually in order to discuss the quality of the Services and the status of the transition and to manage open issues. These meetings may take place in person, by telephone, via a web-based meeting service, or otherwise as agreed by the Parties. For the avoidance of doubt, pursuant to the terms of this Agreement including its Exhibits, the Transition Managers may, on behalf of the respective Parties, agree in writing (including by electronic transmission such as email) in accordance with Section 2.13 to the provision and receipt of additional or extended Services for a Service Charge that may be different from the corresponding Service Charge set forth on Exhibit A1 (Services) hereto for the applicable Services during the applicable Transition Period. The Transition Managers may have additional responsibilities as mutually agreed to by the Parties.

2.14.Transition Steering Committee. No later than [***] days following the Closing Date, the Parties will establish a transition steering committee (the “Transition Steering Committee” or “TSC”) that shall consist of an equal number (at least two) of representatives from each Party. Unless agreed by the Parties otherwise, the TSC will meet at least monthly during the first [***] months following the Closing Date and thereafter upon request by either Party through its Transition Manager. The TSC will (a) discuss in good faith any matter referenced to it by the Transition Mangers or the Project Leaders (as set forth in the Manufacturing Services Agreement) and (b) discuss the allocation of appropriate resourcing to fulfill either Party’s obligations hereunder. The TSC may have additional responsibilities as mutually agreed to by the Parties.
2.15.Data Privacy. Each Party will, in connection with receiving or providing the Services, as applicable, comply with all applicable Laws relating to the privacy or security of personal information. The Parties will cooperate during the applicable Transition Period with respect to such compliance (provided that each Party is responsible for its own compliance with such applicable Laws) and comply with reasonable requests of the other Party in connection with any such compliance obligation.
2.16.Dependence on Recipient
2.16.1.Recipient is obligated to (i) provide access to all assets, systems and personnel that the Parties agree are necessary for Lilly to provide, or procure the provision of, any element of the Services (a “Recipient Dependent Element”) and (ii) procure that the appropriate member(s) of Recipient and its Affiliates provides assistance in connection thereof.
2.16.2.When the Parties agree that Lilly requires assistance from any member of Recipient or its Affiliates in order for Lilly to provide, or procure the provision of, a Recipient Dependent Element, but a member of Recipient or its Affiliates failed to perform, or procure the performance of, any of their obligations (including any dependencies) under this Agreement, then Lilly will not be obliged to provide, or procure the provision of, the Recipient Dependent Element. Lilly will be excused from performing any obligation under this Agreement to the extent Recipient’s failure to perform its obligations under this Agreement, including providing cooperation as set forth in Section 2.17 hinders or prevents Lilly’s performance of such obligation.

2.17.Cooperation. Recipient and Lilly will (each acting in good faith) use commercially reasonable efforts to cooperate with each other in all matters relating to the provision and receipt of Services. Without limiting the generality of the foregoing sentence, such cooperation will include prompt notification to Recipient from Lilly in the event that Lilly becomes aware of any circumstances under which it is reasonably likely that the delivery of a Service will be materially impaired or delayed, or in the event that delivery of a Service is materially impaired or delayed. Recipient and Lilly will work together in good faith to identify and implement steps to mitigate such circumstances or remove such impairment as soon as practicable.
2.18.Exclusions. Notwithstanding the foregoing or anything herein to the contrary, in no event will Lilly or any of its Affiliates be: (i) obligated to provide any Services that would be unlawful for Lilly to provide or that would require Lilly to violate applicable Law or Internal Compliance Codes; (ii) obligated to provide any Services that in Lilly’s reasonable determination could create deficiencies in Lilly’s controls over financial information or adversely affect the maintenance of Lilly’s financial books and records or the preparation of its financial statements, provided that Lilly shall notify Recipient thereof within [***] business days of such determination by Lilly and in any event at least [***] days in advance of ceasing or not commencing any such Service; (iii) obligated to hire any additional employees or maintain the employment of any specific employee to perform the Services; (iv) obligated to hire replacements for employees that resign, retire or are terminated; (v) obligated to enter into retention agreements with employees or otherwise provide any incentive beyond payment of regular salary and benefits; (vi) obligated to provide any Excluded Service, (vii)  prevented from determining, in its sole discretion, the individual employees who will provide Services; (viii) obligated to purchase, lease or license any additional equipment or software other than as provided for in this Agreement; (ix) obligated to create or supply any documentation or information not currently existing or reasonably available; (x) obligated to enter into new or additional contracts with Third Parties or change the scope of current agreements with Third Parties or take any actions that would result in the breach of any Third Party Agreements of Lilly (unless explicitly provided for in this Agreement); or (xi) obligated to provide any Service to the extent and for so long as the performance of such Service becomes impracticable as a result of a cause or causes outside the reasonable control of Lilly. In the event that one or more of the exclusions set forth in this paragraph arise, the Parties will collaborate in good faith with the aim to find a workaround; provided that any extra costs are to be borne by Recipient. In addition, Recipient acknowledges that the Services do not include the exercise of business judgment or general management for Recipient.
2.19.Force Majeure. A Party will be excused from performing its obligations (except with respect to any monetary obligations, including as set forth in Article VI) under this Agreement if its performance is delayed or prevented by acts of God, fire, explosion, flood, drought, outbreaks of disease, epidemic, pandemic, war, terrorism, riot, civil disorders, acts of aggression, sabotage, embargo, strikes, management lockouts or other labor disturbances or disputes, unavailability of necessary utilities, or a similar occurrence, in each case, if beyond such Party’s reasonable control (“Disability”). Performance will be excused only to the extent of and during the reasonable continuance of a Disability. Any deadline or time for performance that falls due during the occurrence of any Disability will be automatically extended for a period of time equal to the period of such Disability; if the Disability affects a deadline or time for performance that occurs after the Disability, the Parties will collaborate in good faith to agree on a practical deadline or time of performance. Lilly will promptly notify Recipient if, by reason of a Disability, Lilly is unable to meet any deadline or time for performance. If any part of the Services required under this Agreement is rendered invalid as a result of such Disability, then Lilly will, upon written request from Recipient, and at Recipient’s expense, use commercially reasonable efforts to repeat that part of the Services affected by the Disability as soon as reasonably practicable in light of the existence of such Disability.

Article III
Recalls
3.1.Recalls. The Parties’ respective rights and obligations with respect to recalls or withdrawals of any Lilly Sold Product hereunder are governed by Section 6.3 of the Manufacturing Services Agreement, which is hereby incorporated by reference in this Agreement, mutatis mutandis. For the sake of clarity, except to the extent a recall or withdrawal is caused by (a) breach of this Agreement or the Manufacturing Services Agreement or an agreement with Lilly’s subcontractor, or (b) gross negligence or willful misconduct, in each case ((a) or (b)), by Lilly, Lilly’s Affiliate or Lilly’s subcontractor (in which case, Lilly shall be responsible for all costs and expenses of such recall or withdrawal), Recipient shall be responsible for all costs and expenses of any recall or withdrawal hereunder. The financial liability of either Party to the other under this Section 3.1 shall be settled by adjustment (the “Recall Adjustment”) to the Net Economic Benefit or, if the Net Economic Benefit is no longer payable, by payment within [***] days after receipt of an invoice therefor in accordance with Section 6.4.2.
Article IV
IT SYSTEMS
4.1.No Transfer of IT Systems. Except as set forth in Exhibit A1 (Services) hereto, in no event will Lilly nor any of its Affiliates be obligated to provide, nor will any of the Services include, any use, transfer, or rental of any of Lilly’s IT Systems, including operating systems, computer or network hardware or peripherals, or recordable storage devices (e.g., hard drives in business computers, servers, printers, etc.). Recipient will be solely responsible for procuring, installing, operating, and maintaining all of Recipient’s IT Systems.
Article V
TERM
5.1.Transition Period. Subject to Article IX, Lilly’s obligation to perform the Services will begin on the Closing Date and will extend with respect to any particular Service for the period set forth on Exhibit A1 (Services) hereto (such applicable period with respect to such applicable Service, as it may be amended as set forth herein, the “Transition Period”). Unless specifically set forth under the heading “Pharmacovigilance and Global Patient Safety” in Exhibit A1 hereto with respect to relevant Services, and notwithstanding anything else to the contrary in this Agreement and the Exhibits referred to herein, this Agreement with respect to all Services provided by Lilly hereunder will not in any event extend longer than 18 months following the Closing Date.
5.2.Request for Extension of Services. Lilly will not be obligated to provide or cause to be provided to Recipient any Service after the expiration of the applicable Transition Period as set forth on Exhibit A1 (Services) hereto. On a Service-by-Service basis, Lilly will consider in good faith any reasonable request by Recipient for an extension to the applicable Transition Period; provided that the Transition Managers may, on behalf of the respective Parties, agree in writing (including by electronic transmission such as email) in accordance with Section 2.13 to the provision and receipt of extended Services for a Service Charge that may be different from the corresponding Service Charge set forth on Exhibit A1 hereto for the applicable Services during the applicable Transition Period. If Lilly agrees (pursuant to this Section 5.2) to provide such Service for any extended Transition Period, then such Service will remain a Service and be subject in all respects to the provisions of this Agreement during the extended Transition Period, and the extended Transition Period will be deemed the Transition Period for purposes of this Agreement.

Article VI
CONSIDERATION AND PAYMENT
6.1.Service Charges
6.1.1.Pursuant to the terms and subject to the conditions of this Agreement (including Section 6.4.1), for each calendar month during the term of this Agreement (for clarity, including any Transition Period and, if agreed to by the Parties pursuant to Section 5.2, any extended Transition Period), an amount equal to the applicable Service Charges will accrue and become payable by Recipient to Lilly as consideration for the Services rendered in the applicable calendar month by Lilly and any of its applicable Affiliates in accordance with this Agreement, including Exhibit A1 (Services) hereto. The Parties acknowledge and agree that in the case in which Lilly is only required to provide a certain number of FTE hours or specifies a certain number of FTE hours before Recipient will be charged or that Lilly will charge on an FTE hour basis, any such Lilly’s FTE hours performed prior to the Closing Date will be treated the same as Lilly’s FTE hours performed under this Agreement for purposes of determining any applicable Service Charge and whether any cap on hours has been met.
6.1.2.Notwithstanding anything to the contrary in the foregoing, at no time will Lilly be required to provide any Service at a loss. If at any time Lilly reasonably determines that providing a Service for the Service Charge will result in a loss to Lilly, then Lilly shall notify Recipient of the cause of such potential loss, and shall use commercially reasonable efforts to mitigate such cause, and Lilly may increase the Service Charge, upon notice to Recipient, to an amount that reasonably compensates Lilly for the Service at an amount comparable to that as of the Closing Date.
6.2.Sales Taxes. The Service Charge(s) will be exclusive of any VAT, sales taxes or similar taxes, charges, duties, fees, levies or other assessments (collectively, “Sales Taxes”) properly chargeable in respect of the transactions hereunder as required by applicable Law and an amount equal to such Sales Taxes will be paid by Recipient to Lilly in addition to the Service Charge.
6.3.Statement of Services Charges and Reimbursable Costs. On a [***] basis, not later than [***] days after each [***], Lilly will deliver to Recipient a written statement of amounts (and the calculations thereof) reflecting the Service Charge for any Service provided by Lilly, and any reimbursable expenses incurred by Lilly, during such [***]; provided that any Service Charge for deduction from the Net Economic Benefit as part of the Additional Costs will be included in Lilly’s monthly statements in accordance with Exhibit B (Net Economic Benefit) hereto. Each statement will also include the amount of any charges, costs and Sales Tax or VAT to be paid by Recipient to Lilly in addition to the Service Charge, and will be stated in the Payment Currency, with due date noted. Notwithstanding anything to the contrary herein, with respect to any Service for which the Service Charge is a monthly fixed fee, to the extent that Lilly ceases providing such Service during (but not at the end of) a calendar month, Recipient shall be responsible for paying to Lilly a prorated (on a per business day basis) monthly Service Charge for such partial calendar month (for clarity, which proration will be based on the actual number of business days in the calendar month for which Lilly was providing the applicable Service relative to the total number of business days in such calendar month).

6.4.Payments
6.4.1.In accordance with Section 2.1 of Exhibit B (Net Economic Benefit) hereto, Lilly shall make [***] payments to Recipient in the amount of the Net Economic Benefit set forth in the applicable [***] statements for each applicable [***]; provided that if the applicable Net Economic Benefit with respect to any [***] is less than $0 U.S. Dollar, Recipient shall pay Lilly such Net Economic Benefit (adjusted to be a positive and not a negative number) within such [***] period.  For the avoidance of doubt, the Service Charges will be deducted from the Net Economic Benefit calculation in accordance with the terms of Exhibit B (Net Economic Benefit) hereto, until the Net Economic Benefit is no longer payable.  Thereafter, the Service Charge will be payable by Recipient to Lilly in accordance with Section 6.4.2.  If Recipient fails to pay any undisputed amount payable under this Section 6.4.1 within [***] following the due date for such payment, Lilly shall be entitled to suspend any of its obligations under this Agreement (including all Exhibits hereto) until such time as any such unpaid amounts have been paid in full.
6.4.2.For amounts that will not be paid by Recipient through the calculation of Net Economic Benefit under Exhibit B (Net Economic Benefit) hereto, which Lilly will notify Recipient thereof in the applicable invoice, Recipient will pay such invoices in the Payment Currency promptly, and in any event, within [***] after receipt of such invoice hereunder by Recipient. All payments under this Agreement will be made by electronic transfer of the Payment Currency in the requisite amount to one or more bank accounts as Lilly may from time to time designate by notice to Recipient. Lilly may elect by notice to have any of its Affiliates receive payments hereunder on Lilly’s behalf or for Lilly’s account. For the purpose of calculating Service Charges expressed in currencies other than the Payment Currency, Lilly will convert any amount expressed in a foreign currency into Payment Currency equivalents using Lilly’s or any of its Affiliates’ standard conversion methodology. Recipient will have no right to offset or set off any amounts Lilly owes to Recipient from or against any amounts due to Lilly hereunder.
6.5.Interest on Late Payments. Any payments under this Agreement that are not made on or before the applicable due date will bear interest (before and after any judgment) at the Interest Rate. Such interest shall be computed on the basis of a year of 360 days for the actual number of days payment is delinquent, not to exceed the maximum permitted by law. Any such overdue payments when made shall be accompanied by all interest so accrued. Said interest and the payment and acceptance thereof will not preclude Lilly from exercising any other rights it may have as a consequence of the lateness of any payment. In addition, if Recipient fails to meet its payment obligation in due time under this Agreement, Recipient shall be responsible for paying to Lilly all of Lilly’s reasonable out-of-pocket costs and expenses (including attorneys’ fees) in connection with Lilly’s efforts to collect such payment due hereunder.
6.6.Supporting Information. From time to time, upon written request by Recipient, Lilly will as soon as reasonably possible provide to Recipient such information with respect to invoices pertaining to Services provided by or on behalf of Lilly as Recipient may reasonably request for the purpose of supporting the fees and expenses represented by such invoices and will make its personnel available upon reasonable advance notice and during normal business hours to answer such questions as Recipient may reasonably ask for such purpose.

Article VII
WITHHOLDING AND VAT
7.1.General. Without limiting Recipient’s obligations with respect to Sales Taxes under Section 6.2, Recipient shall be responsible for all Taxes imposed in connection with this Agreement; provided however, that Lilly shall be responsible for any income taxes related to income earned by Lilly in providing the Services to Recipient in connection with this Agreement.
7.2.Withholding. All sums payable under this Agreement will be paid free and clear of all deductions, withholdings, set-offs or counterclaims whatsoever for Taxes, save only as may be required by applicable Law. If one Party (or its Affiliate) (the “Withholding Agent”) is required to deduct or withhold any Tax from any payment hereunder to the other Party (or its Affiliates), then the Withholding Agent shall withhold any such Taxes in accordance with the applicable Laws and timely remit the amount withheld to the applicable Governmental Authority and shall remit the net amount payable to the receiving Party. The Withholding Agent shall secure and send to the other Party (or its applicable Affiliate) within a reasonable period of time proof of any such Taxes paid or required to be withheld by such Withholding Agent for the benefit of the other Party (or its applicable Affiliate).  The Parties shall, and shall cause their respective applicable Affiliates to, cooperate reasonably with each other to ensure that any amounts required to be withheld by either Party or its Affiliates are reduced to the fullest extent permitted by applicable Law.  If a Party is entitled under any applicable income tax treaty to a reduction of the rate of, or the elimination of, applicable withholding Tax, such Party shall deliver to the Withholding Agent or the appropriate Governmental Authority (with the assistance of the Withholding Agent to the extent that this is reasonably required and is requested in writing) the prescribed forms necessary to reduce the applicable rate of withholding or to relieve Withholding Agent of its obligation to withhold such Tax. Such forms shall be delivered at least [***] business days prior to payment of any such applicable Tax.  The Withholding Agent shall transfer to the other Party within [***] days of receipt any Taxes deducted or withheld under this Section 7.2 to the extent such Taxes are refunded to the Withholding Agent by the applicable Governmental Authority or other fiscal authority, plus any interest paid by such authority on such Taxes refunded to the Withholding Agent. [***].
7.3.VAT
7.3.1.All amounts payable under or provided for in this Agreement will be exclusive of any amount in respect of VAT. If VAT is chargeable on any Services under this Agreement, then Recipient will pay, or account for, an amount equal to VAT on such Services; provided it has first received a valid VAT invoice for such Services.
7.3.2.Adjustments to any amounts payable pursuant to this Agreement will also be calculated on a VAT-exclusive basis, and the Party paying the adjustment will pay any corresponding amount due in respect of VAT on paying the adjustment or, if later, promptly following receipt of a valid VAT invoice or credit or debit note for such adjustment, as the case may be, in a form that is valid for VAT purposes.

7.3.3.So far as required by applicable Law, Lilly will promptly provide valid VAT invoices or credit or debit notes which are consistent with applicable Law, addressed to Recipient.
7.3.4.Where a Party is required pursuant to the terms of this Agreement to reimburse or indemnify the other Party for any fees, costs or expenses, or in respect of any liabilities, the payment will include an amount equal to any VAT thereon (save to the extent that the recipient is entitled to any credit or repayment in respect of such VAT from the relevant Taxing Authority).
7.3.5.To the extent that a Party makes any recovery of VAT attributable to supplies, fees, costs, expenses or liabilities for which VAT it has been reimbursed or indemnified by the other Party, the first mentioned Party will repay to the other Party an amount representing such recovered VAT (other than to the extent that such recovery has already been taken into account in determining the amount payable to the first mentioned Party).
Article VIII
OWNERSHIP OF ASSETS; INTELLECTUAL PROPERTY
8.1.Ownership; Delivery. The Parties acknowledge that no TSA Product Intellectual Property Rights are expected to be invented, developed, or created by Lilly in connection with this Agreement, other than those with respect to data and know-how generated under this Agreement.  To the extent Lilly does invent, develop, or create TSA Product Intellectual Property Rights during the Term in connection with performing its obligations under this Agreement, then all right, title, and interest in and to such TSA Product Intellectual Property Rights shall be owned by and the sole and exclusive property of Recipient. Lilly shall and hereby does assign all right, title, and interest in and to such TSA Product Intellectual Property Rights to Recipient. For clarity, all right, title, and interest in and to any Intellectual Property Rights invented, developed, or created by Lilly that do not constitute TSA Product Intellectual Property Rights will be owned by and the sole and exclusive property of Lilly. Such Intellectual Property Rights, in each case, subject to the licenses granted to Lilly and Recipient under the Intellectual Property License Agreement between Lilly and Recipient. For clarity, copies of any records, documents, or data that are generated in performance of the Services that are included within the Transferred Records or Transferred Regulatory Documentation, even if generated after the Closing Date, shall be provided promptly to Recipient at Recipient’s reasonable request.
8.2.Limited License to Lilly. Recipient hereby grants, on behalf of itself and its Affiliates, and shall cause its Affiliates to grant, to Lilly and its Affiliates a limited, royalty-free, non-transferrable (subject to Section 12.4 (Assignment)), non-exclusive, sublicensable (as set forth in this Section 8.2) right and license to use any Intellectual Property Rights owned or controlled by Recipient or any of its Affiliates, to the extent necessary or reasonably required for use by Lilly or any of its Affiliates to fulfill or perform Lilly’s obligations under this Agreement (the “Lilly TSA License”). Lilly and its Affiliates may grant sublicenses, through multiple tiers, under the Lilly TSA License to any Third Party contractor engaged by Lilly or any of its Affiliates to perform activities under this Agreement, to the extent necessary or reasonably required for such contractor to act on behalf of Lilly or its Affiliates under this Agreement. The Lilly TSA License and any sublicenses granted pursuant hereto shall automatically terminate upon the expiration or earlier termination of this Agreement.

Article IX
TERMINATION
9.1.Termination of Services. Without prejudice to Section 9.2, with respect to any Service for which the Service Charge is calculated on an hourly, daily or monthly basis (as opposed to a fixed fee basis), Recipient may at any time prior to the end of the Transition Period and upon [***] days’ prior written notice to Lilly, terminate this Agreement with respect to such Service without cause, whereupon, from and after the date of termination specified in such written notice, Lilly’s obligation to provide such Service to Recipient will cease and Recipient will have no obligation to pay the Service Charge for such Service (other than relating to Services performed, noncancellable commitments, or reimbursable expenses incurred prior to termination); provided that if the termination of any Service prevents or materially hinders Lilly’s ability to provide any other Service, then Lilly shall notify Recipient thereof and Recipient shall have the right to retract such termination. If Recipient does not retract such termination, then at Lilly’s sole discretion, Lilly’s obligation to provide such other Service to Recipient will cease and Recipient will have no obligation to pay Lilly for such other Service (other than relating to Services performed, noncancellable commitments, or reimbursable expenses incurred prior to termination). Without prejudice to Section 9.2, with respect to any Service for which the Service Charge is calculated on a fixed fee basis (expressly identified as such in the Exhibit A1 (Services) hereto), Recipient may not, prior to the end of the Transition Period, terminate this Agreement without cause, with respect to such Service, unless Recipient has paid in full the Service Charge for such Service; provided that if the termination of any such Service prevents or materially hinders Lilly’s ability to provide any other Service, then Lilly shall notify Recipient thereof and Recipient shall have the right to retract such termination. If Recipient does not retract such termination, then at Lilly’s sole discretion, Lilly’s obligation to provide such other Service to Recipient will cease and Recipient will have no obligation to pay Lilly for such other Service (other than relating to Services performed, noncancellable commitments, or reimbursable expenses incurred prior to termination). All obligations of Lilly to provide to Recipient any Services under this Agreement will cease at the end of the Transition Period. This Agreement may be terminated upon the mutual written agreement of Recipient and Lilly at any time, and in this instance, from and after the agreed date of termination, Lilly’s obligation to provide all Services to Recipient will cease and Recipient will have no obligation to pay the Service Charges for any Services (other than relating to Services performed, noncancellable commitments, or reimbursable expenses incurred prior to termination).
9.2.Termination Events. Each Party may terminate this Agreement at any time by written notice with immediate effect to the other Party: (i) in the event that the other Party or any of its Affiliates commits a material breach of this Agreement and such breach is incapable of remedy, or the breaching Party fails to remedy such breach (where capable of remedy) within [***] days of receipt of a written notice from the nonbreaching Party specifying the breach; or (ii) upon the liquidation, dissolution, winding up, insolvency, bankruptcy or filing of any petition therefor, appointment of a receiver, custodian or trustee or any other similar proceeding, by or of the other Party, and such proceeding is not dismissed or discharged within [***] days after its commencement. In the event of any termination under this Section 9.2 by Recipient, Recipient will have no obligation to pay the Service Charges for any Services after the date of termination (other than relating to Services performed or reimbursable expenses incurred prior to termination).
9.3.Rights and Duties of Parties Upon Termination or Expiration. Upon the expiration of the Transition Period or the termination of this Agreement or any Service for any reason in accordance with the terms hereof, the Parties will cooperate in the orderly termination of the relevant Service(s) hereunder, including Section 9.3.1 and Section 9.3.2:

9.3.1.If this Agreement is terminated, for countries in the Supply Territory where the applicable Distribution Period has not ended as of the date of receipt of notice of such termination, Lilly shall have the right, but not the obligation, to complete any customer orders, in accordance with Section 2.10, for finished Product accepted prior to such date of receipt of such termination notice. Except to the extent that Lilly exercises its right to complete customer orders pursuant to the preceding sentence, at the end of the term of this Agreement, Recipient shall automatically assume, and hereby assumes, Lilly’s responsibilities under all customer orders that are outstanding as of such date of receipt of termination notice.
9.3.2.Upon the termination or expiration of this Agreement, Lilly and Recipient shall have the respective rights and obligations with respect to the finished Product and other inventories (that are specific to the manufacture of the Product) as provided for in the Manufacturing Services Agreement.
Article X
CONFIDENTIALITY
10.1.Confidentiality. The Receiving Party may use Confidential Information of the Disclosing Party solely in connection with performing its obligations or exercising its rights under this Agreement or any Transaction Agreement.  The Receiving Party will limit access to the Disclosing Party’s Confidential Information to only those of its employees, contractors, collaborators, subcontractors, officers, directors, or agents who need to know such Confidential Information and who are otherwise bound by written confidentiality obligations at least as restrictive as those contained herein.  Except as expressly stated in the foregoing sentence, the Receiving Party will not disclose the Disclosing Party’s Confidential Information to any Third Party.  The Receiving Party will use at least the same degree of care to protect the Disclosing Party’s Confidential Information as the Receiving Party uses of its own confidential information of like nature, and at least a reasonable degree of care.  Notwithstanding anything in this Agreement to the contrary, to the extent any of Lilly’s Confidential Information is included in any TSA Product Intellectual Property Rights, Recipient and its Affiliates and (sub)licensees shall have the right to retain, disclose, and use such Confidential Information for the purposes of exercising Recipient’s rights and licenses with respect to the TSA Product Intellectual Property Rights, the operation of the Business (as defined in the Asset Purchase Agreement), and the development, manufacture, and commercialization of Milestone Products (as defined in the Asset Purchase Agreement), including after termination or expiration of this Agreement; provided, however, that Recipient shall maintain the confidentiality of all such information in a manner not inconsistent with how Recipient protects its own Confidential Information and shall not disclose such information to Third Parties except on a need-to-know basis and under reasonable obligations of confidentiality. For clarity, no such agreement shall be required for a disclosure to a Regulatory Authority.
10.2.Permitted Disclosures.  Notwithstanding any other provision in this Agreement:
10.2.1. If Receiving Party is compelled by applicable Law or stock exchange rule or pursuant to a subpoena or other validly issued administrative or judicial process, order or government process demanding Confidential Information of the other Party (“Subpoena”), Receiving Party will (i) promptly inform the party or entity compelling such disclosure or issuing such Subpoena of the existence of this Agreement; (ii) to the extent permissible by such requirement and reasonably practicable and not prohibited under applicable Law, promptly notify the Disclosing Party of the disclosure requirement (which will include a copy of any applicable Subpoena or documentation); (iii) to the extent permissible by such requirement and reasonably practicable and not prohibited under applicable Law, afford the Disclosing Party a reasonable opportunity to oppose, limit or secure confidential treatment of such Confidential Information for the required disclosure at the Disclosing Party’s expense; and (iv) not oppose any effort by the Disclosing Party to quash any such Subpoena.  If the Disclosing Party fails to intervene after being given notice and a reasonable opportunity to do so or waives the compliance by the Receiving Party with its obligations under this Section 10.2, or if such motion is denied by a court of competent jurisdiction, the Receiving Party will then disclose only that portion of the Confidential Information that the Receiving Party is required to disclose, in the opinion of its legal counsel.  In the event that any Confidential Information is ordered produced in an action or proceeding, it shall not lose its confidential status through such production, and Receiving Party shall take all reasonable and necessary steps to protect its confidentiality.
10.2.2.The Receiving Party may disclose the Confidential Information of the Disclosing Party in response to a valid request by a U.S., state, foreign, provincial, or local tax authority and, except where impracticable, the Receiving Party will give the Disclosing Party reasonable advance notice of such disclosure and reasonably cooperate with the Disclosing Party to obtain confidential treatment for such Confidential Information.
Article XI
LIMITATION OF LIABILITY; INDEMNIFICATION
11.1.Liability Cap. IN NO EVENT SHALL LILLY’S TOTAL LIABILITY TO RECIPIENT ARISING UNDER THIS AGREEMENT EXCEED THE LIABILITY CAP.
11.2.Limitation on Damages. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT SHALL LILLY BE LIABLE UNDER THIS AGREEMENT FOR SPECIAL, INCIDENTAL, INDIRECT, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, FOR LOST OR ANTICIPATED PROFITS, REVENUES, INCOME OR OPPORTUNITIES, DIMINUTION IN VALUE OR BUSINESS INTERRUPTION, OR FOR ANY DAMAGES CALCULATED BY REFERENCE TO A MULTIPLIER OF REVENUE, PROFITS, INCOME, EBITDA OR SIMILAR METHODOLOGY, IN EACH CASE EXCEPT IF SUCH DAMAGES ARE DIRECT DAMAGES, WHETHER OR NOT FORESEEABLE AT THE CLOSING DATE, CAUSED BY OR RESULTING FROM THE ACTIONS OF LILLY UNDER THIS AGREEMENT OR THE BREACH OF ITS COVENANTS, AGREEMENTS, REPRESENTATIONS OR WARRANTIES UNDER THIS AGREEMENT AND WHETHER OR NOT BASED ON OR IN WARRANTY, CONTRACT, TORT (INCLUDING NEGLIGENCE OR STRICT LIABILITY) OR OTHERWISE. NOTHING IN THIS SECTION 11.2 WILL LIMIT OR EXCLUDE ANY DAMAGES TO THE EXTENT (X) ARISING OUT OF A BREACH OF CONFIDENTIALITY OBLIGATIONS UNDER THIS AGREEMENT, (Y) RESULTING FROM LILLY’S OR ITS AFFILIATE’S GROSS NEGLIGENCE, OR WILLFUL MISCONDUCT, OR (Z) SUCH DAMAGES ARE DIRECT DAMAGES.
11.3.Legal Remedies. Unless otherwise specified in this Agreement, any breach of provisions of this Agreement will be without prejudice to the non-breaching Party’s available remedies under applicable Law, including claims for damages or indemnification for the losses incurred by reason of such breach of this Agreement.

11.4.Indemnity
11.4.1.By Recipient. Recipient shall indemnify, defend and hold harmless Lilly, its Affiliates, and their respective directors, officers, employees and agents (each, a “Lilly Indemnified Party,” and, collectively, the “Lilly Indemnified Parties”) from and against all Losses (as defined in the Asset Purchase Agreement) incurred by any Lilly Indemnified Parties in connection with any Third Party Claims (as defined in the Asset Purchase Agreement) to the extent arising from or related to (i) any material breach by Recipient of any of its representations and warranties under this Agreement, or material violation of its covenants under this Agreement, (ii) Recipient’s or any of its Affiliates’, or licensees’ or sublicensees’, or their respective sub-contractors’ actions (or omissions) in the performance of promotion, distribution, support and reimbursement activities (including any pricing (including any price increases) of the Product to be sold to Third Parties that is established by Recipient and related reporting therefor (including provision of any inaccurate data or miscalculatoin by Recipient) and Recipient’s activities under Exhibit C (Rebates, Chargebacks and Other Financial Matters) hereto), or other exploitation, including development, of the Product, or handling of the Product, including strict product liability claims arising from the administration by Recipient or its Affiliates of the Product to patients, (iii) gross negligence or willful misconduct of Recipient or any of its Affiliates’ or licensees or sublicensees or subcontractors in the performance of obligations of Recipient or the exercise of rights of Recipient under this Agreement, or (iv) any material breach by Recipient or its Affiliates of Section 2.12.2, in each case ((i) through (iv)), excluding to the extent arising from any (A) material breach of a representation, warranty, or covenant of Lilly or its Affiliate contained in any Transaction Agreement, (B) gross negligence, willful misconduct, or material violation of applicable Law by Lilly, its Affiliates, or any of their respective licensees or sublicensees or contractors, in the performance of obligations of Lilly or the exercise of rights of Lilly under any Transaction Agreement, or (C) material breach of a representation, warranty, or covenant of a Lilly contractor of an agreement between Lilly or its Affiliate and such Lilly contractor. For purposes of the foregoing, Lilly and its Affiliates and their licensees and contractors shall not be considered to be a licensee, licensee, or sub-contractor of Recipient or Recipient’s Affiliate.
11.4.2.By Lilly. Lilly shall indemnify, defend and hold harmless Recipient, its Affiliates, and their respective directors, officers, employees and agents (each, a “Recipient Indemnified Party,” and, collectively, the “Recipient Indemnified Parties”) from and against all Losses incurred by any Recipient Indemnified Parties in connection with any Third Party Claims to the extent arising from or related to (i) any material breach by Lilly of any of its representations and warranties under this Agreement, or material violation of its covenants under this Agreement or (ii) gross negligence, willful misconduct, or material violation of applicable Law by Lilly, its Affiliates, or any of their respective licensees or sublicensees or contractors, in the performance of obligations of Lilly or the exercise of rights of Lilly under this Agreement, in each case excluding to the extent arising from any (A) material breach of a representation, warranty, or covenant of Recipient or its Affiliate contained in any Transaction Agreement, (B) gross negligence, willful misconduct, or material violation of applicable Law by Recipient, its Affiliates, or any of their respective licensees or sublicensees or contractors, in the performance of obligations of Recipient or the exercise of rights of Recipient under any Transaction Agreement, or (C) subject matter described in Section 11.4.1 (other than the exclusions).

11.4.3.Procedures. The indemnification procedure set forth in Section 11.5 of the Asset Purchase Agreement will apply to the indemnification obligations under this agreement, mutatis mutandis.
11.4.4.No Double Recovery. In accordance with Section 11.4(f) of the Asset Purchase Agreement, neither the Recipient Indemnified Parties nor the Lilly Indemnified Parties shall be entitled to recover for the same Loss more than once under this Section 11.4 or otherwise hereunder or under any other Transaction Agreement even if a claim for indemnification or otherwise in respect of such Loss has been made as a result of a breach of more than one representation, warranty, or covenant contained in this Agreement or any other Transaction Agreement.
Article XII
OTHER PROVISIONS
12.1.Governing Law. The rights and obligations of the Parties will be governed by, and this Agreement will be interpreted, construed and enforced in accordance with, the laws of the State of Delaware, excluding its conflict of laws rules to the extent such rules would apply the law of another jurisdiction.
12.2.Compliance. Each Party’s compliance obligations shall be governed by Sections 7.1 through 7.12 of the Manufacturing Services Agreement, each of which is hereby incorporated by reference in this Agreement, mutatis mutandis.
12.3.Dispute Resolution
12.3.1.Any dispute, controversy or claim arising out of or relating to this Agreement (each, a “Dispute”) will be referred to an officer of Recipient and Lilly (or their designees) (each, a “Management Representative,” and, collectively, the “Management Representatives”), who will meet in person or by telephone to attempt in good faith to achieve a resolution of such Dispute. If such Management Representatives are unable to resolve such Dispute within [***] days of the first presentation of such Dispute to such Management Representatives, such Dispute will be referred to an appropriately senior officer of Recipient and Lilly who will use their good faith efforts to mutually agree upon the proper course of action to resolve the Dispute. If any Dispute is not resolved by these individuals (or their designees) within [***] days after such Dispute is referred to them, then a Party may file a claim with the competent courts of the State of Delaware, as further described in Section 12.3.2 below.
12.3.2.The Federal and state courts located in the State of Delaware shall have exclusive jurisdiction over, and shall be the exclusive venue for resolution of, any Dispute not resolved through the procedures described in Section 12.3.1 above. Either Party may, at any time and without waiving any remedy under this Agreement, seek from any court having jurisdiction any temporary injunctive or provisional relief necessary to protect the rights or property of that Party. Any final judgment resolving a dispute hereunder may be enforced by either Party in any court having appropriate jurisdiction.
12.3.3.During the course of the court’s adjudication of the Dispute, this Agreement will continue to be performed except with respect to the part in dispute and under adjudication.

12.3.4.Notwithstanding the foregoing in this Section 12.3, the Parties agree that each Party will have the right, without posting any bond, to seek preliminary injunction, temporary restraining order or other temporary relief from any court of competent jurisdiction.
12.3.5.EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ITS RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY ACTION, PROCEEDING OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.
12.4.Assignment. Neither this Agreement nor any Party’s rights or obligations hereunder may be assigned or delegated (subject to Section 2.3 and Section 12.7) by such Party without the prior written consent of the other Party, and any attempted assignment or delegation of this Agreement or any of such rights or obligations by any Party without the prior written consent of the other Party will be void and of no effect; provided, however, that either Party may assign any and all of its rights or obligations hereunder (a) to an Affiliate without the prior consent of the other Party; provided that the assigning Party will not be released from its obligations hereunder by reason of such assignment, or (b) along with an assignment of the Asset Purchase Agreement made in accordance with the terms of the Asset Purchase Agreement.
12.5.No Third Party Beneficiaries. A Person who is not a Party to this Agreement will have no right to enforce any of its terms. This Agreement may be varied in any way and at any time by agreement between Recipient and Lilly, without the consent of any Third Party or any Affiliate of a Party.
12.6.Relationship of the Parties. This Agreement will not constitute or give rise to a fiduciary relationship, partnership, joint venture, employee-employer relationship, relationships or trust or agency, or co-employer or joint employer between the Parties. All activities performed by Lilly hereunder will be carried on by or on behalf of Lilly as an independent contractor and not as an agent for Recipient. Neither Party will bind the other Party to any obligation without the express written consent of the other Party.
12.7.Performance by Affiliates. To the extent that this Agreement purports to impose obligations on the Affiliates of a Party, such Party agrees to cause its Affiliates to perform such obligations. Lilly may use any of its Affiliates to exercise its rights or perform its obligations or duties hereunder; provided, however, that, in each case Lilly will remain liable hereunder for the performance of all of its obligations hereunder.
12.8.Amendments. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by both Parties hereto; provided, however, that the Transition Managers may modify, or approve modifications to, any Exhibits to this Agreement pursuant to Section 2.13 and such modifications to such Exhibits made or approved by the Transition Managers in writing (including by electronic transmission such as email) will be effective without such execution and delivery.
12.9.Notices. All notices and other communications hereunder will be in writing and will be deemed to have been effectively given if delivered personally, mailed by registered or certified mail (return receipt requested) or sent by overnight courier (upon telephone or electronic mail confirmation of receipt) to the Parties at the following addresses or at such other addresses as will be specified by the Parties by like notice:

12.9.1. if to Lilly:
Eli Lilly and Company
Lilly Corporate Center
Indianapolis, IN 46285
Attention: Vice President, Corporate Business Development

with a copy (which shall not constitute notice) to:

Eli Lilly and Company
Lilly Corporate Center
Indianapolis, IN 46285
Attention: General Counsel

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Attention: [***]
[***]
[***]

12.9.2. if to Recipient:
Amphastar Pharmaceuticals, Inc.
11570 Sixth Street
Rancho Cucamonga, CA 91730
Attention: Jacob Liawatidewi
EVP Corporate Administration Center
Email: [***]

with a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati
One Market Plaza
Spear Tower, Suite 3300
San Francisco, CA 94105
Attention:[***]
[***]
Email: [***]
[***]

Notice so given will (in the case of notice so given by mail) be deemed to be given when received and (in the case of notice so given by courier or hand delivery) on the date of actual transmission or (as the case may be) personal delivery.

12.10.Survival. Termination or expiration of this Agreement shall not relieve a Party from obligations that are expressly indicated to survive the termination or expiration of this

Agreement and shall be without prejudice to any rights that shall have accrued to the benefit of a Party prior to such termination or expiration. Notwithstanding anything to the contrary in this Agreement, the Parties’ respective obligations under Section 2.8.3 (with respect to Lilly Sold Product), Section 2.10 (Distribution Activities) (to the extent of any surviving obligations to process customer order and distribute finished Product), Section 2.15 (Data Privacy), Section 2.19 (Force Majeure), Section 3.1 (Recalls), Section 6.5 (Interest on Late Payments), Section 9.3 (Rights and Duties of Parties Upon Termination or Expiration), Article VII (Withholding and VAT), Article VIII (Ownership of Assets; Intellectual Property), Article X (Confidentiality), Article XI (Limitation of Liability; Indemnification) and Article XII (Other Provisions) and under the heading “Pharmacovigilance and Global Patient Safety” of Exhibit A1 (Services) hereto, and Recipient’s obligations under Section 2.11 (Regulatory) and Section 2.12.2 (Recipient’s Covenants) and under the headings “Commercial Operations,” “Sales and Marketing” and “Medical Affairs” of Exhibit A1 (Services) hereto will survive the expiration or termination of this Agreement. Section 6.1.1, Section 6.2 (Sales Taxes), Section 6.3 (Statement of Services Charges and Reimbursable Costs) and Section 6.4 (Payments) and Section 2 of Exhibit B (Net Economic Benefit) hereto will survive to the extent of any unpaid amounts due thereunder or any payments made or other activities conducted in accordance with the surviving provisions hereof.

12.11.Incorporation from Asset Purchase Agreement. Each of Section 11.5 (Procedure), Section 12.1 (Expenses), Section 12.4 (Severability), Section 12.5 (Counterparts), Section 12.6 (Entire Agreement), Section 12.13 (Rules of Construction) and Section 12.14 (Privilege) of the Asset Purchase Agreement is hereby incorporated by reference into this Agreement, mutatis mutandis.

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the Closing Date.

ELI LILLY AND COMPANY
By:	/s/ Michael B. Mason
Name: Michael B. Mason
Title: Executive Vice President and President, Lilly Diabetes and Obesity

AMPHASTAR PHARMACEUTICALS, INC.
By:	/s/ Bill Peters
Name: Bill Peters
Title: Authorized Signatory

[Signature Page to Manufacturing Services Agreement]

Exhibit A1

Services

Service Charge:

The Monthly Fee is [***] Percent ([***]%) of the Net Sales (as defined in Exhibit B (Net Economic Benefit) to the Transition Services Agreement) for each calendar month during the term of the Transition Services Agreement, which Monthly Fee (with respect to the applicable calendar month) will include the applicable Services as provided in this Exhibit below as subject to the Monthly Fee, unless otherwise agreed by the Parties in writing.

For Services included within the Monthly Fee, no additional amounts will be due unless, and except to the extent that, for any Services, Recipient agrees to and shall be responsible for other Service Charge(s) as specifically set forth below for the applicable Service(s); provided that, for Services that are subject to a cap on the number of hours included in the Monthly Fee, any Services in excess of the applicable cap set forth below will be charged as FTE Fees at the applicable rate set forth below.

For Services not included within the Monthly Fee, the applicable Service Charges are specified below in this Exhibit.

The FTE Fees, unless otherwise specified in this Exhibit or agreed by the Parties in writing, shall be billed at $[***] U.S. Dollars per FTE hour. With respect to  any Services relating to [***], the FTE Fees shall be billed at $[***] U.S. Dollars per FTE hour with a monthly cap of [***] hours for the aggregate of applicable Services.  [***].

1

Excluded Services

[***]

2

Excluded Services

Exhibit B

Net Economic benefit

[***]

1

Net Economic Benefit

Exhibit C

Rebates, Chargebacks and Other Financial Matters

[***]

2

Rebates, Chargebacks and Other Financial Matters

Exhibit D

Distribtution End Date

[***]

1

Distribution End Date

Exhibit E

Additional Definitions

[***]

1

Additional Definitions

Exhibit F

Price Mechanics

[***]

1

Price Mechanics